UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Bionexus Gene Lab Corp.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule, or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BIONEXUS GENE LAB CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, no par value per share (our “Common Stock”), of Bionexus Gene Lab Corp., a Wyoming corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company: This Information Statement is being made available to the holders of record of the outstanding shares of Common Stock, as of the close of business on  February 10, 2023 (the “Record Date”).

The purpose of this Information Statement is to advise the Company’s stockholders that on February 10, 2023, in accordance with Section 17-16-704 of the Wyoming Business Corporation Act (the “WBCA”), the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date (the “Consenting Stockholders”) approved the following corporate action:

Authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio of 1 for 10. Fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable as a result of the reverse stock split shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively (the “Reverse Stock Split”). With the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

The consents that we have received approving the Reverse Stock Split constitute the only stockholder approval required under the WBCA, our Articles of Incorporation, and our bylaws. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.

The accompanying Information Statement, which describes the Reverse Stock Split in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

Pursuant to Rule 14c-2 of the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders of record. This Information Statement will be mailed on or about February 21, 2023, to our stockholders of record as of the Record Date.

The accompanying Information Statement shall be considered the notice required under the WBCA.

Attached hereto for your review is an Information Statement relating to the above-described actions. The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Yeat Min Fong
Yeat Min Fong
Chairman of the Board

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Bionexus Gene Lab Corp.

Unit 02, Level 10 Tower B, Vertical Business Suite

Bangsar South, 8 Jalan Kerinchi

59200 Kuala Lumpur

Malaysia

PRELIMINARY INFORMATION STATEMENT

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

To the Company’s Stockholders:

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, no par value per share (the “Common Stock”), of Bionexus Gene Lab Corp., a Wyoming corporation (the “Company,” “we,” “us,” “our,” or similar terminology). The mailing date of this Information Statement is on or about February 21, 2023. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of the actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On February 10, 2023, the record date for determining the indemnity of stockholders who are entitled to receive this Information Statement (the “Record Date”), we had 173,718,152 shares of Common Stock issued and outstanding. Each share of the Common Stock entitles the holder to one vote per share; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 173,718,152 shares with total voting power of 173,718,152 votes. 10 holders of our Common Stock entitled to voting rights equal to sixty point twenty-five percent (60.25%) of all of the issued and outstanding shares of the Common Stock.

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NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN that 10 stockholders owning 104,657,995 shares of our Common Stock, or approximately 60.25% of the voting power of our outstanding voting securities, executed and delivered to the Board of Directors of the Company (the “Board”) a written consent dated February 10, 2023, in lieu of a special meeting of the stockholders of the Company (the “Written Consent”) approving the following actions:

Authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio of 1 for 10. Fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable as a result of the reverse stock split shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively (the “Reverse Stock Split”). With the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

Because the Reverse Stock Split was approved by the written consent of stockholders with voting rights equal of 60.25% of all of the issued and outstanding shares of Common Stock, no proxies are being solicited with this Information Statement. The Board has also approved the Reverse Stock Split.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Wyoming, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

The Board determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

The accompanying Information Statement, which describes the Reverse Stock Split in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate action to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

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What actions were taken by written consent?

Effective as of February 10, 2023, we obtained consent from holders of a majority of the voting capital stock of the Company approving the following corporate action:

Authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio of 1 for 10. Fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable as a result of the reverse stock split shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively (the “Reverse Stock Split”). With the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 173,718,152 shares of Common Stock. Each share of the Common Stock entitles the holder to one vote per share; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 173,718,152 shares with total voting power of 173,718,152 votes. 10 holders of our Common Stock entitled to voting rights equal to sixty point twenty-five percent (60.25%) of all of the issued and outstanding shares of the Common Stock.

What vote was obtained to approve the Reverse Stock Split as described in this Information Statement?

We obtained the written consent in lieu of a meeting from the 10 holders of our Common Stock, representing approximately 60.25% of the voting power of our stockholders (the “Consenting Stockholders”). Under the WBCA and the Articles of Incorporation, the affirmative vote of the stockholders holding at least a majority of the voting power of the Company entitled to vote constitutes the vote required to amend the Articles of Incorporation.

Who is entitled to notice?

Each holder of outstanding voting securities, as of the Record Date, will be entitled to notice of the actions. Stockholders as of the close of business on the Record Date held in excess of fifty-one (51%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the Reverse Stock Split.

Is consent to action in lieu of a meeting authorized under Wyoming law?

The WBCA provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders as of the Record Date. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

What is a reverse stock split?

A reverse stock split reduces the total number of a company’s outstanding shares in proportion to the split ratio chosen. Following the effectiveness of a reverse stock split, a pre-determined number of existing shares is exchanged for one new share, resulting in an initially higher, yet proportionate, price per share. A reverse stock split has no impact on a stockholder’s pro rata ownership of the Company.

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What is the reverse stock split ratio?

The Board has determined and the Consenting Shareholders have approved a 1 for10 reverse stock split. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the split ratio will not be entitled to cash payments. Rather, their fractional shares or odd lots (less than 100 shares to any record or beneficial holder) in the reverse stock split, each fractional share shall be rounded up to the nearest whole share.

What will be the impact of the reverse stock split on the outstanding shares of the Company’s preferred stock?

Any reverse stock split under the Amendment will have no effect upon the authorized or issued shares of the Company’s preferred stock. However, the number of shares of common stock into which the preferred shares will be converted will be reduced by the same reverse split ratio.

APPROVED CORPORATE ACTION

AUTHORIZATION OF REVERSE STOCK SPLIT

On  February 10, 2023, the Board recommended and the Consenting Stockholders approved, believing it to be in the best interests of the Company and its stockholders, the authorization of the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation, to effect the Reverse Stock Split of the Company’s issued and outstanding Common Stock, at a ratio of 1 for 10, with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. Fractional shares or odd lots (less than 100 shares to any record or beneficial holder) in the reverse stock split, each fractional share or odd lot otherwise issuable shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively.

Reason for and Effect of the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our Common Stock so we can:

•	improve the liquidity and marketability of our Common Stock;

•

broaden the pool of investors that may be interested in investing in the Company by attracting new investors who would prefer not to invest, or cannot invest, in shares that trade at lower share prices; and

•	make our Common Stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, the Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, including their awareness that the trading prices of the common stock of some companies that have effected reverse stock splits have subsequently declined to pre-reverse stock split levels. In recommending the Reverse Stock Split, the Board determined that it believes the potential benefits of the Reverse Stock Split significantly outweighed these potential negative factors.

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Potential Risks from the Reverse Stock Split

We cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not affect the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company, subject to the treatment of fractional shares. If the overall value of our Common Stock declines after the proposed Reverse Stock Split, however, then the actual or intrinsic value of the shares of our Common Stock will also proportionately decrease as a result of the overall decline in value.

Further, the Reverse Stock Split may reduce the liquidity of our Common Stock, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

Although we expect the Reverse Stock Split to result in an increase in the market price of our Common Stock, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which will depend on many factors, including general economic, market and industry conditions and other factors described from time to time in the reports we file with the SEC.

Principal Effects on Outstanding Common Stock

If the Board elects to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced to 1/10th of the current number of outstanding shares of Common Stock, subject to the treatment of fractional shares, while the number of authorized shares of Common Stock will remain unchanged. Fractional share or odd lot ((less than 100 shares to any record or beneficial holder) otherwise issuable shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively.

The Reverse Stock Split will be affected simultaneously for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not change any stockholder’s percentage ownership interest in the Company. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Stock Split. The Reverse Stock Split will not change the terms of our Common Stock. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and investors holding stock certificates with the older CUSIP number will need to exchange them for stock certificates with the new CUSIP numbers by following the procedures described below.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act, and following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Based on our securities outstanding as of the Record Date, giving effect to the Reverse Stock Split, without giving effect to the treatment of fractional shares, will result in 17,371,816 issued and outstanding shares of our Common Stock.

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for our Common Stock, which shares and securities will be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities convertible into or exercisable for our Common Stock.

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Authorized Shares of Common Stock

We are currently authorized under our Articles of Incorporation to issue up to 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. A total of 173,218,152 shares of our Common Stock are outstanding. While the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, it will not change the number of authorized shares under our Articles of Incorporation. Consequently, the practical effect of the Reverse Stock Split will be to substantially increase the number of shares of our Common Stock available for issuance under our Articles of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests because it will give us greater flexibility to issue shares of our Common Stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. Although we do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of our Common Stock that will become available for issuance if the Reverse Stock Split is effected, we believe it will be advantageous in the future to have the shares available for the purposes described above in the future.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines, in the exercise of its fiduciary duties, is not in the best interests of the Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of providing the Board with additional means to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business, including making it more difficult for stockholders to remove directors. The Board is not aware of any attempt to take control of the Company and did not authorize the Reverse Stock Split with the intention of using it as a type of anti-takeover device.

Procedure for Effecting the Reverse Stock Split

If the Board concludes that the Reverse Stock Split is in the best interests of the Company and our stockholders, the Board will cause the Reverse Stock Split to be implemented at a whole number ratio of 1 for 10. We will file the Articles of Amendment with the Secretary of State of Wyoming so that the Articles of Amendment becomes effective at the time the Board determines to be appropriate. The Board may delay effecting the Reverse Stock Split without resoliciting stockholder approval. The Reverse Stock Split will become effective on the date the Articles of Amendment is filed with the Secretary of State of Wyoming or at such later effective date and time as specified in the Articles of Amendment.

Record and Beneficial Stockholders

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Action Stock Transfer Corp (“Action Stock”). These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). Action Stock will furnish to stockholders of record upon the effective time of the Reverse Stock Split the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, Action Stock will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry. You will not be able to use your Old Certificates representing pre-Reverse Stock Split shares for either transfers or deliveries. Accordingly, you must exchange your Old Certificates to effect transfers or deliveries of your shares.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable as a result of the Reverse Stock Split shall be rounded up to the nearest whole share or rounded up to 100 shares, respectively.

Effect on Options, Warrants, Preferred Stock, and Other Securities

All outstanding options, warrants, preferred stock and other securities entitling their holders to purchase shares of our Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. In particular, the conversion ratio for each security will be reduced proportionately, and the exercise price, if applicable, will be increased proportionately, in accordance with the terms of each security and based on the 1 for 10 exchange ratio implemented in the Reverse Stock Split. We will also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock per share, which will continue to be no par value per share, while the number of outstanding shares of our Common Stock will decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to our Common Stock on our balance sheet will decrease and the additional paid-in capital account on our balance sheet will increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding, and we will adjust historical per share amounts in our future financial statements.

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Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Wyoming of the Articles of Amendment.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who or that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

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This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the effect of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

•	Financial institutions;

•	Insurance companies;

•	Real estate investment trusts;

•	Regulated investment companies;

•	Grantor trusts;

•	Tax-exempt organizations;

•	Dealers or traders in securities or currencies;

•

U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or

•	U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Tax Consequences to the Company

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

A U.S. Holder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our Common Stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

This discussion is for general information only and is not tax advice. It does not discuss all aspects of U.S. federal taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, stockholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the proposed Reverse Stock Split arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

DISSENTERS’ AND APPRAISAL RIGHTS

Neither Wyoming law, the Articles of Incorporation, nor our bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 10, 2023, by the following persons:

•	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

•	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from  February 10, 2023, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from February 10, 2023.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of common stock in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights, or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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As of February 10, 2023, there were173,718,152 shares of our Common Stock outstanding.

Executive Officers and Directors	Number of Shares of Common Stock Held	Percentage of Ownership of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Yeat Min Fong	-	-
Yee Meng Wong	-	-
Sook Keng Yeoh	-	-
Wei Li Leong	4,797,709	2.76%
Liong Tai Tan	12,500,460	7.20%
Teng Fook Fong	-	-
Chee Keong Yap	-	-
Dr Chak Hua Yew	-	-
Boon Teong Teoh	-	-
Chai Ping Lin	-	-
All executive officers and directors as a group (10 persons)	17,298,169	9.96%

5% or Greater Stockholders
Soo Kow Lai	15,000,000	8.63%
Chi Yuen Leong	14,000,000	8.06%
Chan Chong Wong	12,498,529	7.19%
Liong Tai Tan	12,500,460	7.2%
Choong-Chin Liew	20,000,000	11.51%
Tan Kuan Yew	8,830,917	5.08%
Tham Too Kam	12,210,460	7.03%
Wong Kim Hai	12,510,460	7.20%

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission (the “Commission”) has adopted rules that permit companies to deliver a single Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you prefer to receive separate copies of the Information Statement either now or in the future, please contact our us either by calling 603 7494 0760 or by mailing a written request at Unit 02, Level 10 Tower B, Vertical Business Suite, Bangsar South, 8 Jalan Kerinchi, Kuala Lumpur, Malaysia. Upon written request to the Company, we will promptly provide a separate copy of the Information Statement. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single Information Statement in the future in the same manner as described above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

The Company will make available a copy of the documents we file with the Commission as soon as reasonably practicable after filing these materials with the Commission. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

By Order of the Board of Directors

/s/ Yeat Min Fong
Yeat Min Fong
Chairman of the Board

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